Exhibit 23
                                                                      ----------

                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
GST Telecommunications, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 33-94072, 333-07237) on Forms S-8 (Nos. 33-95324, 33-97096 and 333-1538) on
Forms F-3 and (Nos. 333-15699, 333-16141, 333-32137, 333-21729 and 333-19339) on
Forms S-3 of GST Telecommunications, Inc. of our report dated November 26, 1997 relating to the consolidated balance sheets of GST Telecommunications, Inc. as of September 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' (deficit) equity, and cash flows for each of the years in the three year period ended September 30, 1997 which report appears in the September 30, 1997 annual report on Form 10K of GST Telecommunications, Inc.


                                        /s/ KPMG Peat Marwick LLP
                                        ------------------------------
                                            KPMG Peat Marwick LLP

Portland, Oregon
December 23, 1997